UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34 Crosby Drive, Suite 105

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2017, the Board of Directors (the “Board”) of Ocular Therapeutix, Inc., a Delaware corporation (the “Company”), appointed George Migausky as interim Chief Financial Officer effective immediately. Mr. Migausky succeeds James Fortune, the Company’s Chief Operating Officer, who served as interim principal financial officer and principal accounting officer from April 1, 2017 to April 6, 2017 following the departure of W. Bradford Smith, who resigned from the Company as Chief Financial Officer effective March 31, 2017.

Mr. Migausky, age 62, has served as a member of the board of directors of Dimension Therapeutics, Inc., a publicly traded biotechnology company, since 2015. Mr. Migausky previously served as Executive Vice President and Chief Financial Officer of Dyax Corp., a publicly-traded biopharmaceutical company focused on the discovery, development, and commercialization of biotherapeutics for rare diseases, from August 2008 until March 2016. Prior to joining Dyax, he served as Chief Financial Officer of Wellstat Management Company, a privately-held company responsible for the strategy, business development and operations of an affiliated group of five life science companies. From 1990 to 2004, Mr. Migausky served as Chief Financial Officer at IGEN International, a diagnostic testing company, where he was instrumental in preparing the Company for its initial public offering in 1994, its merger with F. Hoffman La Roche in 2004 and the simultaneous spinoff of BioVeris Corporation as an independent public company. He then served as Chief Financial Officer of BioVeris through to 2008. Mr. Migausky received a B.S. in Accounting from Boston College and an M.B.A. from Babson College.

In connection with his appointment, Mr. Migausky and the Company entered into an offer letter agreement dated April 6, 2017. The offer letter agreement provides that Mr. Migausky will be employed on a part-time (approximately 50%) basis and have an annualized base salary of $299,000.  Mr. Migausky will also be subject to an agreement prohibiting him from disclosing confidential information and competing with us during the term of his employment.

In connection with his appointment, Mr. Migausky has also entered into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-196932) filed with the SEC on June 20, 2014. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Migausky for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer of the Company.

Mr. Migausky has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Migausky and any other person pursuant to which he is being appointed as the principal financial officer and principal accounting officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: April 12, 2017	By:	/s/ Amarpreet Sawhney, Ph.D.
Amarpreet Sawhney, Ph.D.
President and Chief Executive Officer

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